U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

                             CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):     November 5, 2003


                          Cimbix Corporation
           -------------------------------------------
     (Exact name of registrant as specified in its charter)


 Washington                  000-49955                  91-2060082
----------------         -------------------          --------------
(State or other        (Commission File Number)      (I.R.S. Employer
jurisdiction                                        Identification No.)
of incorporation)

       #1710, 1000 2nd Avenue
        Seattle, Washington 			            98104
   ----------------------------------                    -----------
(Address of principal executive offices)	        (Zip Code)


Registrant's telephone number, including area code:      (206) 973-1895


                  Former Name and Address*:

            Corporate Development and Innovation, Inc.
            4911 Cabot Drive, Richmond, Canada  V7C 4J5



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ITEM  5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Upon his retirement, Mr. Edwin Lao submitted his resignation as President and Director of Cimbix Corporation. Effective October 31, 2003, Mr. Douglas P. Johnson of Leawood, Kansas, accepted the position of Director and President of Cimbix Corporation.

As President, Mr. Douglas Johnson's primary responsibility will be to head up CIMBIX's new Consumer Product Division - Vitacore Nutraceuticals and Phytotonics. For the past thirty years, Johnson has provided strategic sales and marketing services to a variety of industry sectors and has extensive management experience in building and running worldwide distribution based sales departments.
Specifically,   Johnson   has   a  proven  history  of  being  able  to
successfully train and motivate field sales personnel to help grow their sales skills and related productivity. Johnson has also developed an extensive network of industry contacts and business relationships with a diverse array of global healthcare manufacturers and distribution channels. As a result, Johnson has acquired an extensive working knowledge of how to best maximize the integral relationship between manufacturers and distributors. Johnson has used this expertise to develop and implement many highly successful 'manufacturer assisted' sales and service support programs which have played a key role in helping to 'drive' both substantially increased product sales and market share for manufacturers and distributors alike.

Previously, Johnson worked in the sales department of Marion Pharmaceutical Labs, where he was an award winning salesman and district manager. After being promoted to National Sales Manager for the Marion Scientific division, and then to Vice President of National Sales, Marion Scientifics' annual sales grew from $4 Million to $40 Million USD under Johnson's leadership. Johnson was then hired as the Vice President of Sales by a national laboratory supply house named Curtis Matheson Scientific where he was directly responsible for overseeing a 400+ person sales force sales who were collectively generating sales in excess of $400 Million USD annually. As President of CIMBIX's Consumer Products Division, Johnson will be responsible for the day-to-day operations of Vitacore and for managing the business relationship with NITA HealthWEB. Johnson's experience and strong working knowledge of the North American healthcare distribution network, nutraceutical and pharmaceutical drug industries will be of invaluable assistance in helping to successfully implement Vitacore's
various   initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cimbix Corporation


Dated:  November 5, 2003		By:      /s/ Andrew Willoughby
                      			Name:	Andrew Willoughby
						Chief Executive Officer